Exhibit 99.1
ANNUAL MEETING OF SHAREHOLDERS May 14, 2024

❖ Expand portfolio of income producing commercial properties ❖ Develop residential communities with long term, scalable and repeatable revenue ❖ Grow resorts & leisure segment • Business strategy from 2018 Annual Meeting of Shareholders (Filed on May 23, 2018) • Resorts & leisure segment became Hospitality segment BUSINESS STRATEGY

• Business strategy from 2018 Annual Meeting of Shareholders (Filed on May 23, 2018) • All figures above are as of December 31, 2016 and December 31, 2023 • Resorts & leisure segment became Hospitality segment • The 126 rooms in 2016 included The Pearl hotel, which was managed but not owned. The Pearl was purchased in December of 2022 • Homesites and homes sold in 2023 include 641 home sales in the Latitude Margaritaville Watersound unconsolidated joint venture • All revenue figures noted above are consolidated revenue BUSINESS STRATEGY 2016 - 2023 2016 2023 Expand portfolio of income producing commercial properties • Building square feet of leasing portfolio 603,598 1,082,017 • Multi-family and senior living units 0 1,235 • Leasing revenue $9,858,000 $50,836,000 Develop residential communities with long term, scalable and repeatable revenue • Homesites and homes sold 106 1,704 • Revenue $19,483,000 $155,702,000 Grow resorts & leisure segment • Hotel rooms 126 1,177 • Club members 754 3,317 • Revenue $57,284,000 $152,441,000

87% OF THE 168,000 ACRES OWNED ARE IN BAY, WALTON AND GULF COUNTIES ENTITLEMENTS TO DEVELOP OVER 170,000 RESIDENTIAL UNITS AND OVER 22 MILLION SQUARE FEET OF NON-RESIDENTIAL USES MAJORITY OF REVENUE IS DERIVED FROM LESS THAN 2% OF LAND HOLDINGS HOW JOE IS POSITIONED

AVERAGE ANNUAL ACRES SOLD 2000-2023 168,000 TOTAL ACRES OWNED BY JOE AS OF 12/31/23

COMPOUND ANNUAL GROWTH RATE 19% • Growth Rate calculated using Compound Annual Growth Rate formula • Balances at amortized cost basis as of each year end INVESTMENT IN REAL ESTATE & UNCONSOLIDATED JOINT VENTURES BALANCE SHEET ($ IN MILLIONS)

COMPOUND ANNUAL GROWTH RATE 34% • Growth Rate calculated using Compound Annual Growth Rate formula • Includes total revenue of each unconsolidated joint venture • Revenue of unconsolidated joint ventures is not included in St. Joe’s consolidated revenue CONSOLIDATED & UNCONSOLIDATED REVENUE ($ IN MILLIONS)

SCALING EFFICIENCIES CORPORATE & OTHER OPERATING EXPENSES AS % OF CONSOLIDATED REVENUE

• Growth Rate calculated using Compound Annual Growth Rate formula • See Appendix “Reconciliation of Non-GAAP Financial Measures” COMPOUND ANNUAL GROWTH RATE 30% EBITDA ($ IN MILLIONS)

as of March 31, 2024 DEBT IS 29% OF OUTSTANDING DEBT HAS A FIXED OR SWAPPED INTEREST RATE 66% AVERAGE WEIGHTED EFFECTIVE INTEREST RATE IS 5.3% AVERAGE REMAINING LIFE IN YEARS 17.0 OF COMPANY’S TOTAL ASSETS PROJECT-LEVEL DEBT ONLY

COMPOUND ANNUAL GROWTH RATE 25% Compound Annual Growth Rate calculated using Compound Annual Growth Rate formula NET INCOME ($ IN MILLIONS) IN 2023, DEPRECIATION WAS $38.8 MILLION, WHICH IS A NON-CASH ITEM.

COMPOUND ANNUAL GROWTH RATE 30% Compound Annual Growth Rate calculated using Compound Annual Growth Rate formula EARNINGS PER SHARE IN 2023, DEPRECIATION WAS $0.66 PER SHARE, WHICH IS A NON-CASH ITEM.

DEPRECIATION/SUSTAINING CAPITAL 2023 SNAPSHOT ($’s in thousands) 2023 Net Income 77,712 Depreciation/Amortization (non-cash item) 38,776 Sustaining Capital (7,982) Total 108,506 • Sustaining Capital represents Capital Expenditures for maintaining existing operating assets • Repairs and Maintenance (R&M) are accounted for in Net Income

2023 PROJECT COMPLETIONS AND OPENINGS RESIDENTIAL WINDMARK BEACH NORTH • PHASE 2 SALT CREEK AT MEXICO BEACH • TOWNHOMES – PHASE 1 TITUS PARK • PHASE 2 BREAKFAST POINT EAST • PHASE 1C • PHASE 2 BAYSIDE WARD CREEK • PHASE 1 WATERSOUND ORIGINS • POWELL LANDING WEST – PHASE 1 • POWELL LANDING EAST • THE PINES • NATUREWALK – PHASE 3 WATERSOUND ORIGINS WEST • LONGLEAF PARK – PHASE 1 WATERSOUND CAMP CREEK • PHASE 2 COMMERCIAL NORTH BAY LANDING MULTI-FAMILY WATERSOUND WEST BAY CENTER • ELECTRIC CART COMPANY SHOWROOM SOUTH WALTON COMMERCE PARK • PHASE 2 WATERSOUND TOWN CENTER • WATERSOUND VILLAGE MARKET • BUILDING 2 • BUILDING 3 • MEDICAL OFFICE 2 • EXECUTIVE SUITES – PHASE 1 • DISCOVERY CENTER MEXICO BEACH CROSSINGS MULTI-FAMILY WINDMARK BEACH MULTI-FAMILY (RENOVATION) HOSPITALITY CAMP CREEK INN + CLUB AMENITIES EMBASSY SUITES THE LODGE 30A HOTEL INDIGO HOME2 SUITES

2024 PROJECT COMPLETIONS AND OPENINGS RESIDENTIAL WINDMARK BEACH • TOWNHOMES WARD CREEK • BREAKWATER AT WARD CREEK • PHASE 1 (COMPLETE) • SALT GRASS AT WARD CREEK • PHASE 1 WATERSOUND ORIGINS • POWELL LANDING WEST – PHASE 2 • NATUREWALK – PHASE 4 (COMPLETE) • NATUREWALK – PHASE 5 WATERSOUND ORIGINS WEST • LONGLEAF PARK – PHASE 2 SALT CREEK AT MEXICO BEACH • TOWNHOMES – PHASE 2 • SINGLE FAMILY – PHASE 1 COMMERCIAL WATERSOUND FOUNTAINS SENIOR LIVING (COMPLETE) RESIDENCE INN (COMPLETE) WATERSOUND TOWN CENTER • EXECUTIVE SUITES – PHASE 2 • BUILDING 5 WATERSOUND WEST BAY CENTER • BANK FSU/TMH MEDICAL CAMPUS • MEDICAL OFFICE BUILDING #1 HOSPITALITY THE THIRD GOLF COURSE SHARKS TOOTH CLUBHOUSE REMODEL WATERSOUND CLUB SPORTING PRESERVE As of March 31, 2024; subject to change

LAND HOLDINGS AND DEVELOPMENTS THE FUTURE APPROVED DETAIL SPECIFIC AREA PLANS • Detailed Specific Area Plans (DSAPs) are the second and final step in implementing the Bay Walton Sector Plan and are approved by the Bay County and Walton County Commissions.

LAND HOLDINGS AND DEVELOPMENTS COMMERCIAL AND HOSPITALITY AREAS OF FOCUS

LAND HOLDINGS AND DEVELOPMENTS WATERSOUND® TOWN CENTER Conceptual plans subject to change.

LAND HOLDINGS AND DEVELOPMENTS EAST LAKE POWELL Conceptual plans subject to change.

LAND HOLDINGS AND DEVELOPMENTS WATERSOUND WEST BAY CENTER Conceptual plans subject to change.

LAND HOLDINGS AND DEVELOPMENTS FSU/TMH MEDICAL CAMPUS Conceptual plans subject to change.

LAND HOLDINGS AND DEVELOPMENTS PIER PARK® EAST Conceptual plans subject to change.

LAND HOLDINGS AND DEVELOPMENTS BREAKFAST POINT® EAST PUBLIX SPORTS PARK Conceptual plans subject to change.

LAND HOLDINGS AND DEVELOPMENTS POINT SOUTH MARINA PORT ST. JOE Conceptual plans subject to change.

Total: 21,503 BACKLOG AS OF MARCH 31, 2024 1,335 ACTIVE BUILDERS PLATTED OR UNDER DEVELOPMENT 2,133 ADDITIONAL ENTITLEMENTS WITH CONCEPT PLAN 16,177 ENGINEERING OR PERMITTING 3,193 562 HOMES UNDER CONTRACT AT LATITUDE MARGARITAVILLE WATERSOUND 20 • As of March 31, 2024 • The Company has additional entitlements beyond what is listed HOMESITES UNDER CONTRACT 2024 AND BEYOND RESIDENTIAL HOMESITE PIPELINE

LAND HOLDINGS AND DEVELOPMENTS 2024 UNIT MILESTONES SNAPSHOT 2024 UNIT MILESTONES STATUS HOMESITES 2,000 PER YEAR 1,704 (85%) MULTI-FAMILY AND SENIOR LIVING UNITS 2,500 1,383 (55%) see note (1) HOTEL ROOMS 1,500 1,298 (87%) see note (2) COMMERCIAL SQUARE FEET 1,800,000 1,393,315 (77%) see notes (3) and (4) CLUB MEMBERSHIPS 3,250 3,317 (102%) BOAT SLIPS 750 424 (57%) General Notes: • 2024 Unit Milestones presented at May 17, 2022 Annual Shareholders’ Meeting • Existing and under development/construction as of December 31, 2023 • All information above is subject to change and includes projects wholly owned or partially owned via joint ventures Specific Notes: (1) Sold Sea Sound Apartments in 2022 (300 units) (2) Purchased The Pearl hotel in 2022 (55 rooms); previously included but as managed not owned (3) Commercial square feet includes leasable assets and operational assets (4) Purchased additional 30% ownership of Pier Park North in 2022 for a current total of 90%; previous ownership was 60%

ST JOE

LATITUDE MARGARITAVILLE WATERSOUND





PLANNED HOMES: **3,500**

SALES CENTER OPENED: **MAY 2021**

SALES: **1,743**

CLOSINGS: **1,181**

BACKLOG: **562 HOMES**

ESTIMATED TO GENERATE **$303.9M IN SALES VALUE**

MONTHLY PACE: **67 HOME** COMPLETIONS/CLOSINGS In March 2024

TOTAL HOME STARTS: **1,561**

WATERFRONT AMENITY OPENED: **JUNE 2023**

- As of March 31, 2024
- Revenue generated by unconsolidated joint ventures is not included in St. Joe's consolidated revenue

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ST JOE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA)

"Earnings Before Interest, Taxes, Depreciation and Amortization" (EBITDA) is a non-GAAP measure, which management believes assists investors by providing insight into operating the performance of the Company across periods on a consistent basis and, when viewed in combination with the Company results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting the Company. However, EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP. EBITDA is calculated by adjusting "Interest expense", "Investment income, net", "Income tax expense (benefit)", "Depreciation, depletion and amortization" to "Net income attributable to the Company".

($ in Millions)	2016	2017	2018	2019	2020	2021	2022	2023
Net income attributable to the Company	$15.9	$59.6	$32.4	$26.8	$45.2	$74.6	$70.9	$77.7
Plus: Interest expense	$12.3	$12.1	$11.8	$12.3	$13.6	$15.9	$18.4	$30.6
Less: Investment income, net	($17.8)	($35.4)	($12.2)	($10.7)	($5.0)	($7.3)	($9.9)	($13.3)
Plus: Income tax expense (benefit)	$7.1	($17.9)	($0.7)	$9.4	$13.7	$24.9	$24.4	$26.0
Plus: Depreciation, depletion and amortization	$8.6	$8.9	$9.0	$10.3	$12.7	$18.2	$22.9	$38.7
EBITDA	**$26.1**	**$27.3**	**$40.3**	**$48.1**	**$80.2**	**$126.3**	**$126.7**	**$159.7**

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All Rights Reserved. Important Notice Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, among other things, information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, strategies, prospects and objectives. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “guidance,” “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “should,” “can have,” “likely,” “future,” “continue” or other similar expressions concerning matters that are not historical facts. We caution you that all forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors, including: our ability to successfully implement our strategic objectives; new or increased competition across our business units; any decline in general economic conditions, particularly in our primary markets; interest rate fluctuations; inflation; financial institution disruptions; supply chain disruptions; geopolitical conflicts (such as the conflict between Russia and Ukraine, the conflict in the Gaza Strip and the general unrest in the Middle East) and political uncertainty and the corresponding impact on the global economy; our ability to successfully execute or integrate new business endeavors and acquisitions; our ability to yield anticipated returns from our developments and projects; our ability to effectively manage our real estate assets, as well as the ability for us or our joint venture partners to effectively manage the day-to-day activities of our projects; our ability to complete construction and development projects within expected timeframes; the interest of prospective guests in our hotels, including the new hotels we have opened since the beginning of 2023; reductions in travel and other risks inherent to the hospitality industry; the illiquidity of all real estate assets; financial risks, including risks relating to currency fluctuations, credit risks, and fluctuations in the market value of our investment portfolio; any potential negative impact of our longer-term property development strategy, including losses and negative cash flows for an extended period of time if we continue with the self-development of granted entitlements; our dependence on homebuilders; mix of sales from different communities and the corresponding impact on sales period over period; the financial condition of our commercial tenants; regulatory and insurance risks associated with our senior living facilities; public health emergencies; any reduction in the supply of mortgage loans or tightening of credit markets; our dependence on strong migration and population expansion in our regions of development, particularly Northwest Florida; our ability to fully recover from natural disasters and severe weather conditions; the actual or perceived threat of climate change; the seasonality of our business; our ability to obtain adequate insurance for our properties or rising insurance costs; our dependence on certain third party providers; the inability of minority shareholders to influence corporate matters, due to concentrated ownership of largest shareholder; the impact of unfavorable legal proceedings or government investigations; the impact of complex and changing laws and regulations in the areas we operate; changes in tax rates, the adoption of new U.S. tax legislation, and exposure to additional tax liabilities, including with respect to Qualified Opportunity Zone program; new litigation; our ability to attract and retain qualified employees, particularly in our hospitality business; our ability to protect our information technology infrastructure and defend against cyber-attacks; increased media, political, and regulatory scrutiny could negatively impact our reputation; our ability to maintain adequate internal controls; risks associated with our financing arrangements, including our compliance with certain restrictions and limitations; our ability to pay our quarterly dividend; and the potential volatility of our common stock and the other risks and uncertainties discussed in “Risk Factors” beginning on page 7 of our most recent annual report on Form 10-K and from time to time in our subsequent filings with the SEC . © The St. Joe Company 2024. All Rights Reserved. “JOE®”, “St. Joe®”, “St. Joe with Taking Flight Bird design®” , “Taking Flight Bird design®”, “Breakfast Point®”, “Camp Creek®”, “Camp CreekSM”, “Watersound®”, “Watersound Camp Creek®”, “Watersound Club®”, “Watersound Origins®”, “Watersound Origins Crossings®”, “Pier Park®”, and “WindMark Beach®” are service marks of The St. Joe Company, and are NOT for use by any other party unless licensed by The St. Joe Company. Watersound Fountains is a WatersoundSM independent living community, and a WatermarkSM managed independent living community. “Fountains” is a service mark of Watermark Retirement Communities, LLC and is used under license. Latitude Margaritaville and the Latitude Margaritaville logo are trademarks of Margaritaville Enterprises, LLC and are used under license. This document does not constitute an offer to sell real property. The maps depicted are to show proximity to communities/areas for illustrative purposes. No guarantee is made that the proposed developments will be built as currently proposed, or, if built, will be of the same type, size or nature. Proposed developments are expected to take several years and will likely be modified from time to time to respond to varying market conditions and changes in circumstances. The developer reserves the right to modify plans for the development described or depicted herein at any time without notice.